EXHIBIT 1

                ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION

     This Acquisition Agreement and Plan of Reorganization (herein, together with all referenced Exhibits, "Agreement") is entered in to as of DECEMBER 30, 2003 (the date of execution of this Agreement), by and between H-Net.Net, Inc., a Colorado corporation ("H-NET") and Donobi, Inc., a Washington corporation ("DONOBI").

     This Agreement sets forth the terms and conditions upon which DONOBI will be acquired by and become a wholly owned subsidiary of H-NET (the "Acquisition"). DONOBI will exchange all of the issued and outstanding voting common stock of DONOBI ("DONOBI Shares") for 13,558,750 shares of the voting
                                                 ----------
$.001  par  value  common  stock  of  H-NET  ("H-NET  Shares").

     In consideration of the mutual promises and covenants contained herein, DONOBI and H-NET agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the following terms (whether used in singular or plural forms) shall have the following meanings:

     "DONOBI Shareholders" shall mean all shareholders of the Common Stock of Donobi, Inc., as of the Closing Date.

     "DONOBI Shares" shall mean the shares of Common Stock of Donobi, Inc., to be exchanged for shares of H-NET common stock in accordance with the terms and conditions set forth herein.

     "H-NET Shares" shall mean the shares of Common Stock of H-Net.Net, Inc., to be exchanged for all of the issued and outstanding shares of Donobi, Inc., common stock in accordance with the terms and conditions set forth herein.

     "Closing  Date"  shall  mean  JANUARY 19, 2004, which is also the date upon
                                   ----------------
which the Acquisition shall occur in accordance with the terms and conditions set forth herein and subject to any changes or modifications of said date which result from the unforeseen delay in obtaining all necessary shareholder consents set forth herein.

     "Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document or agreement, and any oral obligation, right or agreement.

     "Controlled Group" means all trades or businesses (whether or not incorporated) under common control that, together with DONOBI, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "GAAP" means generally accepted accounting principles, as the term is defined by the American Institute of Certified Public Accountants under the first standard of reporting under its generally accepted accounting standards.

     "Knowledge"of DONOBI of or with respect to any matter means that any of the executive officers, directors or managers of DONOBI has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter, and "Knowledge" of H-NET of or with respect to any matter means that any of the executive officers, directors, or senior managers of H-NET has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter.

     "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule regulation, order, technical or other standard requirement, judgment or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including judgments.

     "Lien" means any security agreement, financing statement filed with any governmental authority, conditional sale statement filed with any governmental authority, conditional sale or other title retention agreement, any lease consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, casement, rights of way, restrictive covenants leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract or otherwise.

     "Acquisition" shall mean the acquisition by H-NET of the DONOBI Shares in exchange for the H-NET Shares as further defined herein.


                                    ARTICLE 2
                                  ACQUISITION

     Section  2.1  Acquisition  Agreement  and  Plan  of  Reorganization.  An
                   -----------------------------------------------------
Acquisition  Agreement  and Plan of Reorganization is hereby adopted as follows:

     2.1.1. Subject to the terms and conditions hereinafter set forth, on the Closing Date, and in the manner hereinafter provided, (i) DONOBI's shareholders shall exchange all of the issued and outstanding DONOBI Shares for the H-NET
Shares in the amounts set forth herein; DONOBI shall continue to exist as a separate corporate legal entity (wholly owned subsidiary); and H-NET shall be the parent corporation. The DONOBI shareholders shall receive H-NET Shares equaling 87.4758% of the issued and outstanding H-NET Shares, thereby obtaining actual majority control over H-NET. The Acquisition shall be structured as a pooling of interests and as a tax deferred reorganization as defined under
Section  368(a)(1)  of  the  Internal  Revenue  Code.

     2.1.2. H-NET and DONOBI, respectively, shall take, or cause to be taken, such action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby. In the event that after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest H-NET or the DONOBI Shareholders with full title to the securities to be exchanged hereby, the officers and directors of H-NET or DONOBI, as the case may be, shall take all such necessary action.

     Section  2.2  Effective  Date  of  the Acquisition for Accounting Purposes.
                   ------------------------------------------------------------
The transactions contemplated by this Agreement shall be effective on the Closing Date, for accounting purposes and for all other purposes to the extent permissible by law.

     Section  2.3  Consideration and Basis of Exchange of Shares. The manner and
                   ---------------------------------------------
basis  of exchanging the DONOBI Shares for the H-NET Shares shall be as follows:

     2.3.1.  Restricted Shares.  On the Closing  Date, the DONOBI  Shareholders,
             -----------------
by and through counsel for DONOBI, shall deliver to H-NET original, written consents and assignments approving the transaction and executed by a majority of DONOBI Shareholders sufficient to approve this transaction in accordance with Washington law; the DONOBI Shareholders shall be issued and will receive, in exchange for the DONOBI Shares held of record on the Closing Date, an aggregate of 13,558,750 H-NET Shares. The DONOBI Shareholders, DONOBI, and H-NET agree that the DONOBI Shares and the H-NET Shares exchanged hereby shall be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "1933 Act"), and all certificates issued under this Agreement shall bear an appropriate legend to such effect. DONOBI will have received the necessary approval of its Board of Directors and Shareholders for this transaction.

     2.3.2.  Share Exchange Terms.  DONOBI Shareholders will exchange all of the
             --------------------
issued and outstanding DONOBI Shares for 13,558,750 newly issued H-NET Shares. At Closing, DONOBI Shareholders will own 13,558,750 H-NET Shares, which will equal approximately 87.4758% of the issued and outstanding shares of H-Net.Net, Inc., after issuance of shares to the DONOBI shareholders and others as contemplated herein. DONOBI shall become a wholly owned subsidiary of H-NET, with the public company being the parent entity. Upon closing or upon action by the new board of directors and shareholder approval, H-Net.Net, Inc. will change its name to Donobi, Inc. DONOBI Shareholders shall receive their pro rata portion of the H-NET Shares based on the percentage of DONOBI Shares they own on the Closing Date.

     2.3.3.  Reverse  Split  of H-NET Shares.  Approved at a shareholder meeting
             -------------------------------
which occurred on December 22, 2003, and effective before the Closing Date, H-Net has reverse split its outstanding common stock by a factor of 32:1, issuing 1 share of new common stock in exchange for every 32 outstanding shares held of record by existing H-NET shareholders on December 22, 2003. The parties agree that there will be no more than 15.5 million shares issued and outstanding after the reverse split and after the issuance of new H-NET Shares for the Donobi acquisition as contemplated herein.

     2.3.4.  Stephens  Compensation  Agreement.
             ---------------------------------

     (A) Anton Stephens, current CEO of H-Net, and Christine Stephens, current Secretary of H-Net, will collectively be paid the balance of their existing compensation packages from available cash left in H-NET at closing as a buyout of their employment agreements and any golden parachute payments with H-Net. The existing compensation packages will be paid in full as a condition to Closing and will not be a continuing liability of H-NET after the Acquisition.

     (B)  The  post-acquisition  public  entity  will  execute,  at  Closing,  a separate Consulting Agreement with Mrs. Stephens for a total value of $370,500.00. The Consulting Agreement will be paid over time, payable in
-----------
quarterly installments over five (5) successive fiscal quarters, with quarterly payments to commence on the 90th day after the Closing Date. The periodic payments will bear interest amortized over the term of the Consulting Agreement at 9.5% per annum, simple interest.

     (C) This compensation package is in addition to and separate from Mr. Stephens' share ownership interest in the post-acquisition public entity, which share ownership will be 4.99%, as discussed herein. Mr. Stephens will retain his shares in H-NET and be issued additional shares in order to maintain a 4.99% interest after the Donobi acquisition and based upon a 15.5 million share capitalization for H-NET. H-NET shares held by Anton Stephens (i.e., his 4.99%) will have registration rights in the anticipated SB-2 registration statement to be undertaken by the post-acquisition public entity. Based upon this 15.5 million share capitalization structure, Anton Stephens will retain all shares previously held in his name (656,250 shares after the reverse split approved
December  22,  2003)  and  will  receive an additional 117,200 H-NET shares upon
                                                       -------
Closing.

     (D) The post-acquisition public entity (newly named DONOBI) will provide Mrs. Stephens with collateral, in the form of a Promissory Note. The amount of the Promissory Note will be equal to the fee due and owing to Mrs. Stephens (bearing simple interest at 9.5%), and such Note will be used in order to secure the payment of the monetary consideration set forth above. Said Promissory Note shall be retired in proportion to the fees paid to Mrs. Stephens and shall be actionable only in the event that the post-acquisition public entity DONOBI defaults on the Note.

     2.3.5. The H-NET Board of Directors will appoint William Wright, Terry Stein, and up to three additional persons designated by DONOBI, as new members of the post-acquisition public entity's Board of Directors in compliance with SEC proxy rules.

     2.3.6. The Stephens shall have the option, in their sole discretion, to buy all the assets, liabilities and corporate organization of the following operating subsidiaries of H-Net.Net, Inc.: H-Net.com, Inc. and Alphabytes Computer Corporation (both Canadian corporations) from the combined entity. This option shall be valid for a period of fifteen (15) days from the Closing Date of the proposed acquisition transaction, includes both entities jointly and shall be for a combined purchase price of US$1,000.

     2.3.7. At Closing, the post-acquisition public entity shall issue shares to a third party, ROHAN KEVIN RUBERU, equal to 0.51% of the issued and outstanding shares of H-Net.Net, Inc., after issuance of new shares to the DONOBI shareholders, based upon a 15.5 million share capitalization for H-NET. H-NET shares held by Rohan Kevin Ruberi (i.e., his 0.51%) will have registration rights in the anticipated SB-2 registration statement to be undertaken by the post-acquisition public entity. Based upon this 15.5 million share capitalization structure, Rohan Ruberi will receive 79,050 H-NET shares upon
                                                        ------
Closing. Prior to Closing, H-NET, its management and Rohan Kevin Ruberu shall make standard representations and warranties to DONOBI that Mr. Ruberu is not an affiliate of H-NET or its management.

     2.3.8 At Closing, DONOBI shall make the following payments in addition to the other payments set forth herein: $10,000.00 to Bruce Pritchett, Esq., $10,000.00 to Anton Stephens, $5,000.00 to Marcus A. Luna, Esq.

     Section  2.4  Closing.  Closing of this Agreement shall be held on or about
                   -------
JANUARY 19, 2004 at the offices of DONOBI's counsel in Las Vegas, Nevada, or such other place as the parties may mutually agree in writing. The parties shall exchange such other documents and take such other actions as may be necessary or appropriate for completing the transactions contemplated by the Agreement.

     Section  2.5  Mechanics  for  Closing  Acquisition.  The  Parties  shall
                   ------------------------------------
undertake to complete the necessary conditions to the Acquisition prior to or concurrent with the Closing, which will occur on or about JANUARY 19, 2004. Upon the approval by DONOBI's Board of Directors and DONOBI's Shareholders, and upon approval of H-NET's Board of Directors, as set forth in the opinion letter provided to DONOBI by Colorado counsel) approving the Donobi Acquisition. In addition, at Closing, Mr. Ruberu's shares will be delivered to him; the Consulting Agreement will be executed between the post-acquisition public entity and Mrs. Stephens, and the Promissory Note will be issued to Mrs. Stephens securing payment of said Consulting Agreement.

     Section 2.5.1. Ongoing Audit and reporting Obligations. H-NET is subject to ongoing audit and SEC reporting obligations. H-NET's next fiscal quarter ended on October 31, 2003, and its quarterly audit must be completed and filed with the SEC within 45 days of this fiscal quarter's end date. This report was filed with the SEC on December 12, 2003. Future reporting requirements will be the responsibility of the post-acquisition public entity.

     Section  2.6  Further Assurances.  At  or  after  Closing,  DONOBI,  at the
                   ------------------
request of H-NET, shall promptly execute and deliver, or cause to be delivered, to H-NET all such documents and instruments, in form and substance satisfactory to H-NET, as H-NET reasonably may request in order to carry out or evidence the terms of this Agreement.


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF H-NET

     H-NET represents and warrants to DONOBI, as of the date of this Agreement and as of the Closing, as follows:

     Section  3.1  Organization  and  Qualification  of  H-NET.   H-NET  is  a
                   -------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to conduct its business as now conducted and to own or lease and operate the assets and property now owned or leased or operated by it. H-NET is qualified to transact business in those jurisdictions wherein its business requires such action.

     Section  3.2  Authority.  H-NET  has  all  requisite  corporate  power  and
                   ---------
authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by H-NET has been duly and validly executed and delivered by H-NET's Board of Directors and is a valid and binding obligation of H-NET, enforceable against H-NET in accordance with its terms.

     Section  3.3  Ownership  and  Number  of Shares of H-NET Common Stock.  The
                   -------------------------------------------------------
shareholders' list attached hereto as Exhibit 3.3 accurately reflects the currently issued and outstanding shares of H-NET Common Stock currently outstanding in the shareholder ledger maintained by the company (DONOBI may obtain a shareholder list from H-NET's transfer agent for a more detailed list of shareholders). There are not, and will not be at Closing (prior to the issuance of H-NET shares to the Donobi shareholders and issuance of shares to Anton Stephens and Rohan Ruberi as contemplated hereinabove), more than 1,125,000 outstanding shares of H-NET Common Stock.

     Section  3.4  Subsidiaries.  Except  as  set  forth  in Exhibit 3.4 hereto,
                   ------------
H-NET does not control or hold direct or indirect equity interest in, or hold rights to control or acquire direct or indirect equity interests in, any corporation.

     Section  3.5  No Conflicts; Required Consent.  The execution, delivery, and
                   ------------------------------
performance by H-NET of this Agreement will not: (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of H-NET; (ii) violate any Legal Requirements; (iii) result in the creation or imposition of any Lien against or upon the H-NET Shares or any of the assets or properties owned or leased by H-NET; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report or other document with, any governmental authority or other person.


     Section  3.6  Litigation.  There  is  no  litigation pending or, to H-NET's
                   ----------
knowledge, threatened, by or before any governmental authority or private arbitration tribunal, against H-NET or its operations, except as described in
Exhibit 3.6 attached hereto and incorporated herein by this reference, nor, to H-NET's knowledge, is there any basis for any such litigation.

     Section  3.7  Compliance  with  Applicable  Legal Requirements.  Conduct by
                   ------------------------------------------------
H-NET of its activities as currently conducted does not violate or infringe any Legal Requirements currently in effect, or, to the knowledge of H-NET, proposed to become effective; and H-NET has received no notice of any violation by H-NET of any Legal Requirements applicable to H-NET or its activities as currently conducted; and H-NET knows of no basis for the allegation of any such violation.

     Section  3.8  Financial  Statements.  H-NET  will  deliver  to  DONOBI  the
                   ---------------------
audited balance sheet and statements of operations of H-NET as of January 31, 2002 and 2003 as well as any other interim periods (including Quarterly Reports for periods after) as determined by H-NET's auditors. The financial statements will be prepared in accordance with United States GAAP and present fairly the financial position of H-NET as of the dates indicated and the results of operations of H-NET for the periods ended January 31, 2002 and 2003. The cost of said audits and interim reviewed statements shall be borne by H-NET. The parties hereto agree that as part of this transaction, H-NET must file a Form 8-K with the Securities and Exchange Commission that contains audited and pro forma financial statements of H-NET as well as Donobi, and that failure to file this report on a timely basis could result in the de-listing of H-NET's stock as well as the Securities and Exchange Commission taking action against H-NET for its failure. Therefore, in the preparation of the audits and any interim or pro forma financial statements, both parties agree that time is of the essence.

     Section  3.9  Liabilities. H-NET has no liabilities or obligations, whether
                   -----------
absolute, accrued, contingent, or otherwise, that are not reflected in the Balance Sheet or non-delinquent obligations for ordinary and recurring expenses, including expenses occurring in the ordinary course of business of H-NET since the date of the Balance Sheet. Attached as Exhibit 3.9 is a list of all accounts payable of H-NET. At Closing, H-NET and its subsidiaries will have no existing debt or liabilities.

     Section 3.10  Tax  Returns  and Payments.  H-NET has timely paid all taxes,
                   --------------------------
including all federal and state payroll taxes that have become due and payable, whether or not shown on such tax returns. H-NET has not received any notice of, nor does H-NET have any knowledge of, any deficiency or assessment of proposed knowledge of, any deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority. There are no tax audits pending with respect to H-NET, and there are no outstanding agreements or waivers by or with respect to H-NET, that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns for any period.

     Section 3.11  Absence of Certain Changes or Events.  Since the date H-Net's
                   ------------------------------------
most  recent  Quarterly  Report  to  the  SEC,  there  has  not  occurred:

     (a) any material and adverse change in the financial condition or operations of H-NET, except it will close or sell its operating subsidiaries effective on the Closing Date;

     (b) any damage, destruction or loss to or of any of the material assets of properties owned or leased by H-NET;

     (c)  the  creation  or  attachment  of  any  Lien  against  H-NET;

     (d) any waiver, release, discharge, transfer, or cancellation by H-NET of any rights or claims of material value;

     (e) any issuance by H-NET of any securities above the 1,125,000 shares of common stock it expects to be issued and outstanding as of the Closing Date, or any merger or consolidation of H-NET with any other Person, or any acquisition by H-NET of the business of any other Person. (Set forth in Exhibit 3.3 is a list of shareholders of H-NET setting forth all of the current shareholders of H-NET, and the number of shares held by each);

     (f) any incurrence, assumption or guarantee by H-NET of any indebtedness or liability;

     (g) any declaration, setting aside or payment by H-NET of any dividends on, or any other distribution with respect to, any H-NET Shares or any repurchase, redemption, or other acquisition of any H-NET Shares;

     (h) (A) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of H-NET, except in the ordinary course of the administration of H-NET (which the parties agree expressly includes Anton and Christine Stephens' employment agreements and golden parachute payments referenced in section 2.3.4(A) above), or (B) any increase in the compensation payable to any employee of H-NET; or

     (i)  the  entry  by  H-NET  into  any  Contract to do any of the foregoing.

     Section 3.12  Material H-NET Contracts.  As of the date  of this Agreement,
                   ------------------------
H-NET does not have except as discussed in Exhibit 3.12, (i) contracts evidencing or relating to any liabilities or obligations of H-NET, whether absolute, accrued, contingent or otherwise, or granting any Person a Lien against any properties or assets owned or leased by H-NET; (ii) joint venture or partnership Contracts between H-NET and any other person; (iii) Contracts limiting the freedom of H-NET to engage in or to compete in any activity, or to use or disclose any information in its possession; (iv) any guarantees of indebtedness for any other entity; and (v) any other Contracts to which H-NET is a party or by which it or the assets or properties owned or leased by it are bound or affected that are not set forth on other Exhibits hereto. H-NET has delivered to DONOBI true and complete copies of each of the Material H-NET Contracts, including any amendments thereto (or, in the case of oral Material H-NET Contracts, a memorandum of such contract), and all Material H-NET Contracts are valid, in full force and effect and enforceable in accordance with its terms against the parties thereto other than H-NET, and H-NET has fulfilled when due, or has taken all action necessary to enable it to fulfill when due all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving notice, or the election of any person other then H-NET, or any combination thereof) by H-NET, nor, to the knowledge of H-NET, has there occurred any default (without regard to lapse of time, the giving of notice, or the election of H-NET, or any combination thereof) by any other person, under any of the Material H-NET Contracts; and (iii) neither H-NET nor, to the knowledge of H-NET, any other person is in arrears in the performance or satisfaction of its obligation under any of the Material H-NET Contracts, and no waiver has been granted by any of the parties thereto.

     Section 3.13  Real  Property.  As of the date of this Agreement, H-NET does
                   --------------
not  own  any  real  property.

     Section 3.14  Employees.  As  of  the  Closing  Date,  H-NET  will  have no
                   ---------
employees.

     Section 3.15  Books and Records.  All of the books, records and accounts of
                   -----------------
H-NET are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements. H-NET has previously delivered to DONOBI true and complete copies of all the minutes and meetings and all other actions of the Board of Directors and Resolutions of Shareholders of H-NET since the date of its formation.

     Section 3.16  Certain  Interests.  None  of  H-NET  or  its  officers  or
                   ------------------
directors, directly or indirectly is, or owns any interest in, or controls, or is an employee, officer or director or partner of or participant in, or consultant to, any person which is a competitor, supplier or customer of H-NET.

     Section 3.17  Bank  Accounts.  Exhibit  3.17  sets forth all bank accounts,
                   --------------
brokerage accounts, and safe deposit boxes of any kind maintained by H-NET and, in each case, identifies the persons that are authorized signatories for, or which are authorized to have access to, each of them. Prior to Closing, H-Net will have closed all existing bank accounts and will provide documentation of such closure to new management.

     Section 3.18  Changes in Circumstances.  H-NET has  no knowledge of (i) any
                   ------------------------
current or future condition or state of facts of circumstances which could reasonably be expected to result in a material and adverse change in the financial condition of operations of H-NET, or (ii) any Legal Requirements currently in effect from which H-NET currently is, or any currently proposed Legal Requirements from which H-NET would be, except by reason of any "grandfather" clauses of provisions contained therein, but which would be applicable to DONOBI following closing.

     Section 3.19  Accuracy of Information.  None of the written information and
                   -----------------------
documents which have been or will be furnished by H-NET or any representatives of H-NET to DONOBI or any of the representatives of DONOBI in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of H-NET, H-NET has disclosed to DONOBI as the purchaser of H-NET Interests all material information relating to H-NET and its activities as currently conducted.

     Section 3.20  Resignation of Directors and Officers.  H-NET  shall  deliver
                   -------------------------------------
to DONOBI the resignation of all officers and Directors of H-NET and appointment of new officers and Directors consisting of the current Board of Directors and officers of DONOBI, concurrent with and effective upon Closing, such that upon Closing, the officers and directors of the post-acquisition public entity shall be as follows:

     William  M.  Wright,  III,  Director,  President  and  CEO
     Terry  Stein,  Director  and  Chief  Financial  Officer
     Such  other  officers  and  directors  as DONOBI shall designate in Exhibit
     3.20.

     Section 3.21  Compliance  with  ERISA.  H-NET  does  not  maintain  or
                   -----------------------
contribute to any Plan other than as set forth in Exhibit 3.21. H-NET and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

     Section 3.22  Environmental  Matters.
                   ----------------------

     (a) H-NET has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of H-NET. H-NET is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of H-NET.

     (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by H-NET or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment storage, recycling, transportation, disposal or release of any Hazardous Materials.

     (c) To the best of H-NET's knowledge, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of H-NET and no property now or previously owned, leased or used by H-NET is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

     (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by H-NET and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which H-NET would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

     (e) Neither H-NET nor, to the best knowledge of H-NET, any previous owner, tenant, occupant or user of any property owned, leased or used by H-NET has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except in compliance with all Environmental Laws; nor to the best knowledge of H-NET have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of H-NET, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except in compliance with all Environmental Laws.

     Section 3.23  Omitted  intentionally.

     Section 3.24  Franchises,  Patents,  Copyrights,  Etc.  Exhibit  3.24  sets
                   --------------------------------------
forth an accurate and complete list of all franchises, patents, copyrights, trademarks, trade names, trademark registrations, service names, service marks, licenses, formulas and applications therefore owned by H-NET or used or required by H-NET in the operation of its business, title to each of which is, except as set forth in Exhibit 3.24 hereto, held by H-NET free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in Exhibit 3.24, H-NET owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and know-how necessary to entitle H-NET to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that H-NET's operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of H-NET or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and H-NET is not in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in Exhibit 3.24, H-NET has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim of any third party. H-NET's proprietary rights are adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     Section 3.25  No  Materially  Adverse  Contracts,  Etc.  H-NET  is  not
                   ----------------------------------------
subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of H-NET. H-NET is not a party to any contract or agreement that has or is expected, in the judgment of H-NET's officers, to have any materially adverse effect on the business of H-NET.

     Section 3.26  Compliance  With  Other  Instruments,  Laws,  Etc.  H-NET  is
                   -------------------------------------------------
not in violation of any provision of its certificate of incorporation, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound, or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of H-NET.

     Section 3.27  Absence  of  UCC  Financing  Statements,  Etc.  There  is  no
                   ---------------------------------------------
financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

     Section 3.28  Certain  Transactions.  Except  as  set  forth  in  Exhibit
                   ---------------------
3.28, none of the officers, trustees, directors, or employees of H-NET is presently a party to any transaction with H-NET, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of H-NET, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 3.29  Fees/Commissions.  Except  as  set  forth  in  Exhibit  3.29,
                   ----------------
H-NET has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any Person with respect to the transactions contemplated hereunder.

     Section 3.30  Employees.  H-NET  has  no  current  labor  problems  or
                   ---------
disputes which have resulted in, or are reasonably believed by H-NET could have, a material adverse effect on the operations, properties or financial condition of H-NET.

     Section 3.31  Other  Representations  and Warranties.  All representations,
                   --------------------------------------
warranties, and covenants made by H-NET in connection with this transaction are true and correct in all material respects, and do not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF DONOBI

     H-NET represents and warrants to DONOBI, as of the date of this Agreement and as of Closing, as follows:

     Section  4.1  Organization  and  Qualification  of  DONOBI.  DONOBI  is  a
                   --------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Washington, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted. DONOBI is duly qualified to do business as a foreign corporation in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

     Section  4.2  Authority. DONOBI has all requisite corporation and authority
                   ---------
to execute, deliver and perform this Agreement. The execution, delivery, and performance of this Agreement by DONOBI have been duly and validly authorized by all necessary action on the part of DONOBI. This Agreement has been duly and validly executed and delivered by DONOBI and is the valid and binding obligation of DONOBI, enforceable against DONOBI in accordance with its terms.

     Section  4.3  No Conflicts; Required Consents.  The execution, delivery and
                   -------------------------------
performance by DONOBI of this Agreement does not and will not: (i) conflict with or violate any provisions of the articles of incorporation or bylaws of DONOBI;
(ii) violate any provisions of any Legal Requirements; or (iii) conflict with, violate result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other persons, or any combination thereof) or accelerate or permit the acceleration of the performance required by, and Contract or Lien to which DONOBI is a party or by which DONOBI or the assets or properties owned or leased by it are bound or affected; or (iv) require any consent, approval or authorization, report or other document with, any Governmental Authority or other person.

     Section  4.4.  Compliance  with  Applicable Legal Requirements.  Conduct by
                    -----------------------------------------------
DONOBI of its activities as currently conducted does not violate or infringe any Legal Requirements currently in effect, or, to the knowledge of DONOBI, proposed to become effective; and DONOBI has received no notice of any violation by DONOBI, of any Legal Requirements applicable to DONOBI or its activities as currently conducted; and DONOBI knows of no basis for the allegation of any such violation.

     Section  4.5  Validity and Ownership and Shareholders of DONOBI. The DONOBI
                   -------------------------------------------------
Common Stock received by H-NET at Closing in exchange for the H-NET Shares will be validly issued and outstanding, fully paid and non-assessable. The Shareholders set forth on Exhibit 4.5 own the DONOBI Shares shown thereon, beneficially and of record, free and clear of all liens. The DONOBI Shares are not subject to, or bound or affected by, any proxies, voting agreements, or other restrictions on the incidents of ownership thereof. There are not, and will not be at Closing, more than one hundred Shareholders of DONOBI stock, each of which has approved (or will have approved by the time of Closing) this Agreement by executing the signature page hereof and tendering said DONOBI Shares for exchange with H-NET Shares.

     Section  4.6  Subsidiaries.  DONOBI  has  no  subsidiaries.
                   ------------

     Section  4.7  Capitalization  of  DONOBI.  The  authorized capital stock of
                   --------------------------
DONOBI consists of 100 million duly authorized shares of common stock $.001 per share par value, of which [shares of DONOBI outstanding] are validly issued and outstanding, fully paid and nonassessable. There are no other authorized or outstanding subscriptions, options, convertible securities, warrants, calls or other rights or any kind issued or granted by, or binding upon, DONOBI to purchase or otherwise acquire any securities of or equity interest in DONOBI.

     Section  4.8  Litigation.  Except  as disclosed in Exhibit 4.8, there is no
                   ----------
litigation pending or, to DONOBI's knowledge, threatened, by or before any governmental authority or private arbitration tribunal, against DONOBI or its operations, nor, to DONOBI's knowledge, is there any basis for any such litigation.

     Section  4.9  Financial Statements. DONOBI represents and warrants that its
                   --------------------
most current financial statements, attached as Exhibit 4.9, represent a true and accurate statement of the financial condition of DONOBI as of the dates on such statements, and that they are free from material misstatement or omission.

     Section 4.10  Liabilities.  Except as disclosed in Exhibit 4.10, DONOBI has
                   -----------
no liabilities or obligations, whether absolute, accrued, contingent, or otherwise that have not been disclosed to DONOBI.

     Section 4.11  Tax  Returns  and  Payments.  Except  as disclosed in Exhibit
                   ---------------------------
4.11, DONOBI has filed all federal, state, local and foreign tax returns required to be filed, and has timely paid all taxes that have become due and payable, whether or not so shown on any such tax returns. DONOBI has not received any notice of, nor does DONOBI have any knowledge of, any deficiency or assessment of proposed knowledge of, any deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority. There are no tax audits pending with respect to DONOBI, and there are no outstanding agreements or waivers by or with respect to DONOBI, that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns for any period. DONOBI makes no representation or warranty concerning whether or not its net operating loss carryforwards will be available for use by H-NET following this transaction.

     Section 4.12  Books and Records.  All of the books, records and accounts of
                   -----------------
DONOBI are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements. DONOBI has previously delivered to H-NET the complete stock record book of DONOBI and true and complete copies of all the minutes and meetings and all other corporate actions of the stockholders, Board of Directors and committees of the Board of Directors of DONOBI since the date of its incorporation.

     Section 4.13  Accuracy of Information.  None of the written information and
                   -----------------------
documents which have been or will be furnished by DONOBI or any representatives of DONOBI to H-NET or any of the representatives of H-NET in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of DONOBI, DONOBI has disclosed to H-NET as the purchaser of DONOBI common stock all material information relating to DONOBI and its activities.

     Section 4.14  Absence of Certain Changes or Events. Since the date DONOBI's
                   ------------------------------------
most recent financial statements as set forth in Section 4.9, there has not occurred:

     (a) any material and adverse change in the financial condition or operations of DONOBI;

     (b) any damage, destruction or loss to or of any of the material assets of properties owned or leased by DONOBI;

     (c) the creation or attachment of any Lien against DONOBI, except in the ordinary course of business;

     (d) any waiver, release, discharge, transfer, or cancellation by DONOBI of any rights or claims of material value, except in the ordinary course of business;

     (e)  any issuance  by DONOBI  of any  securities  except  as set  forth  in
Section  4.7,  above;

     (f) any incurrence, assumption or guarantee by DONOBI of any indebtedness or liability, except in the ordinary course of business;

     (g) any declaration, setting aside or payment by DONOBI of any dividends on, or any other distribution with respect to, any DONOBI Shares or any repurchase, redemption, or other acquisition of any DONOBI Shares; or

     (h)  the  entry  by  DONOBI  into  any Contract to do any of the foregoing.

     Section 4.15  Material DONOBI Contracts.  As of the date of this Agreement,
                   -------------------------
DONOBI does not have except as discussed in Exhibit 4.15, (i) contracts evidencing or relating to any liabilities or obligations of DONOBI, whether absolute, accrued, contingent or otherwise, or granting any Person a Lien against any properties or assets owned or leased by DONOBI; (ii) joint venture or partnership Contracts between DONOBI and any other person; (iii) Contracts limiting the freedom of DONOBI to engage in or to compete in any activity, or to use or disclose any information in its possession; (iv) any guarantees of indebtedness for any other entity; and (v) any other Contracts to which DONOBI is a party or by which it or the assets or properties owned or leased by it are bound or affected that are not set forth on other Exhibits hereto. DONOBI has delivered to H-NET true and complete copies of each of the Material DONOBI Contracts, including any amendments thereto (or, in the case of oral Material DONOBI Contracts, a memorandum of such contract), and all Material DONOBI Contracts are valid, in full force and effect and enforceable in accordance with its terms against the parties thereto other than DONOBI, and DONOBI has fulfilled when due, or has taken all action necessary to enable it to fulfill when due all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving notice, or the election of any person other then DONOBI, or any combination thereof) by DONOBI, nor, to the knowledge of DONOBI, has there occurred any default (without regard to lapse of time, the giving of notice, or the election of DONOBI, or any combination thereof) by any other person, under any of the Material DONOBI Contracts; and
(iii) neither DONOBI nor, to the knowledge of DONOBI, any other person is in arrears in the performance or satisfaction of its obligation under any of the Material DONOBI Contracts, and no waiver has been granted by any of the parties thereto.

     Section 4.16  Employees.  As  of  the  Closing  Date,  DONOBI  will have 22
                   ---------
employees.

     Section 4.17  Certain  Interests.  None  of  DONOBI  or  its  officers  or
                   ------------------
directors, directly or indirectly is, or owns any interest in, or controls, or is an employee, officer or director or partner of or participant in, or consultant to, any person which is a competitor, supplier or customer of DONOBI.

     Section 4.18  Bank  Accounts.  Exhibit  4.18 sets  forth all bank accounts,
                   --------------
brokerage accounts, and safe deposit boxes of any kind maintained by DONOBI and, in each case, identifies the persons that are authorized signatories for, or which are authorized to have access to, each of them.

     Section 4.19  Changes in Circumstances.  DONOBI has no knowledge of (i) any
                   ------------------------
current or future condition or state of facts or circumstances which could reasonably be expected to result in a material and adverse change in the financial condition of operations of DONOBI, or (ii) any Legal Requirements currently in effect from which DONOBI currently is, or any currently proposed Legal Requirements from which DONOBI would be, except by reason of any "grandfather" clauses of provisions contained therein, but which would be applicable to DONOBI following closing.

     Section 4.20  Omitted  intentionally.

     Section 4.21  Compliance with ERISA. DONOBI does not maintain or contribute
                   ---------------------
to any Plan other than as set forth in Exhibit 4.21. DONOBI and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

     Section 4.22  Environmental  Matters.
                   ----------------------

     (a) DONOBI has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of DONOBI. DONOBI is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of DONOBI.

     (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by DONOBI or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment storage, recycling, transportation, disposal or release of any Hazardous Materials.

     (c) To the best of DONOBI's knowledge, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of DONOBI and no property now or previously owned, leased or used by DONOBI is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

     (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by DONOBI, and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which DONOBI would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

     (e) Neither DONOBI nor, to the best knowledge of DONOBI, any previous owner, tenant, occupant or user of any property owned, leased or used by DONOBI has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except in compliance with all Environmental Laws; nor to the best knowledge of DONOBI have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of DONOBI, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except in compliance with all Environmental Laws.

     Section 4.23.  Omitted  intentionally.

     Section 4.24  Franchises, Patents, Copyrights, Etc. Exhibit 4.24 sets forth
                   ------------------------------------
an accurate and complete list of all franchises, patents, copyrights, trademarks, trade names, trademark registrations, service names, service marks, licenses, formulas and applications therefore owned by DONOBI or used or required by DONOBI in the operation of its business, title to each of which is, except as set forth in Exhibit 4.24 hereto, held by DONOBI free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in Exhibit 4.24, DONOBI owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and know-how necessary to entitle DONOBI to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that DONOBI's operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of DONOBI or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and DONOBI is not in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in Exhibit 4.24, DONOBI has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim of any third party. DONOBI's proprietary rights are adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     Section 4.25  No Materially Adverse Contracts, Etc. DONOBI  is  not subject
                   ------------------------------------
to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of DONOBI. DONOBI is not a party to any contract or agreement that has or is expected, in the judgment of DONOBI's officers, to have any materially adverse effect on the business of DONOBI.

     Section 4.26  Compliance With Other Instruments, Laws, Etc.  DONOBI  is not
               ------------------------------------------------
in violation of any provision of its certificate of incorporation, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound, or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of DONOBI.

     Section 4.27  Absence of UCC Financing Statements, Etc. Except as set forth
                   ----------------------------------------
in Exhibit 4.28, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

     Section 4.28  Certain  Transactions.  Except as set forth in  Exhibit 4.28,
                   ---------------------
none of the officers, trustees, directors, or employees of DONOBI is presently a party to any transaction with DONOBI, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of DONOBI, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 4.29  Fees/Commissions. Except as set forth in Exhibit 4.29, DONOBI
                   ----------------
has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any Person with respect to the transactions contemplated hereunder.

     Section 4.30  Employees.  DONOBI has no current labor problems or  disputes
                   ---------
which have resulted in, or are reasonably believed by DONOBI could have, a material adverse effect on the operations, properties or financial condition of DONOBI.

     Section 4.31  Other  Representations  and Warranties.  All representations,
                   --------------------------------------
warranties, and covenants made by DONOBI in connection with this transaction are true and correct in all material respects, and do not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE 5
                          COVENANTS OF H-NET AND DONOBI

     Section  5.1  Affirmative  Covenants  of  H-NET.  Except  as  DONOBI  may
                   ---------------------------------
otherwise consent in writing, between the date of this Agreement and Closing, H-NET shall:

     (a) conduct its business only in the usual, regular and ordinary course and in accordance with past practices;

     (b) (1) duly comply with all applicable Legal Requirements; (2) perform all of its obligations under all H-NET Contacts without default; and (3) maintain its books, records, and accounts on a basis consistent with past practices;

     (c) (1) give to DONOBI its counsel, accountants and other representatives reasonable access during normal business hours to the premises of H-NET, all of the assets and properties owned or leased by H-NET, H-NET's books and records, and H-NET's personnel; (2) furnish to DONOBI and such representatives all such additional documents (certified by an officer of H-NET, if requested), financial information and other information as H-NET may from time to time reasonably request and (3) cause H-NET's accountants to permit DONOBI and its accountant(s) to examine the records and working papers pertaining to H-NET's financial statements' provided that no investigation by H-NET of its representatives will affect or limit the scope of any of the representations and warranties of H-NET herein or in any other related document;

     (d) use of best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by H-NET in order to consummate the transactions contemplated hereby and deliver to DONOBI copies, satisfactory in form and substance to H-NET, of such approvals and consents;

     (e) promptly deliver to DONOBI true and complete copies of all monthly and quarterly financial statements of H-NET and any reports with respect to the activities of H-NET which are prepared by or for H-NET at any time from the date hereof until Closing; and

     (f) promptly notify DONOBI of any circumstances, event or action, by H-NET or otherwise, (A) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (B) the existence, occurrence or taking of which would result in any of the representations and warranties of H-NET in this Agreement or in any Transaction Documents not being true and correct in all material respects.

     Section  5.2  Negative  Covenants of H-NET.  Except as DONOBI may otherwise
                   ----------------------------
consent in writing, between the date of this Agreement and Closing, H-NET shall not:

     (a) change the character of its business, except that H-Net plans to close its operating businesses with the intent of reducing overhead and transitioning H-NET for purposes of the DONOBI acquisition, without at any time becoming a blank check company;

     (b) incur any liability or obligation or enter into any Contract except, in each case, in the ordinary course of business consistent with prior practices and not prohibited by any other provision hereof;

     (c) incur, assume or guarantee any indebtedness or liability in respect of borrowed money;

     (d) make any capital expenditure or commitment for capital expenditure exceeding $5,000 for a single project or $10,000 for all projects, whether or not in the ordinary course of business, or waive, lease, discharge, transfer or cancel any rights or claims of material value;

     (e) modify, terminate, or abrogate any Material H-NET Contact other than in the ordinary course of business, or waive, lease, discharge, transfer or cancel any rights or claims of material value;

     (f) create or permit the creation or attachment of any Lien against any of the assets or properties owned or leased by it;

     (g) except as otherwise required by this Agreement, prepay any material liabilities or obligations;

     (h) issue any securities above the amount of 36,000,000 shares of common stock previously disclosed, or merge or consolidate with any other person or acquire any of the securities, partnership or joint venture interests, or business of any other person;

     (i) declare, set aside or pay any dividends on, or make any other distribution with respect to, any of its capital stock, or repurchase, redeem, or otherwise acquire any of its capital stock; and

     (j) enter into any transaction or permit the taking of any action that would result in any of the representations and warranties in this Agreement not being true and correct in all material respects at Closing.

     Section  5.3  Covenants  of DONOBI.  Except as H-NET may otherwise agree in
                   --------------------
writing,  between  the  date  of  this  Agreement  and  Closing,  DONOBI  shall:

     (a) use it best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by DONOBI in order to consummate the transaction contemplated hereby and deliver to H-NET copies, satisfactory in form and substance to H-NET, of such approvals and consents;

     (b) promptly notify H-NET of any circumstance, event or action, by DONOBI or otherwise, (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence, occurrence or taking of which would result in any of the representations and warranties of DONOBI in this Agreement or in any Transaction Document not being true and correct in all material respects;

     (c) undertake all other actions necessary to put into force and effect this Agreement.

     Section  5.4  Joint Undertakings.  Each of H-NET and DONOBI shall cooperate
                   ------------------
and exercise commercially reasonable efforts to facilitate the consummation of the transactions contemplated by this Agreement so as to permit Closing to take place on the date provided herein and to satisfy the conditions to Closing set forth in Article 6. Both parties hereto agree that they will use their best efforts to cause a Form 8-K and an amended Form 8-K, if necessary, to be timely filed with the Securities and Exchange Commission concerning this transaction, which Form 8-K (and any amendment if necessary) will require audited financial statements for DONOBI and pro forma financial information for the companies as merged.

     Section  5.5  Confidentiality.
                   ---------------

     (a) Any non-public information that H-NET may obtain from DONOBI in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential and, unless and until Closing shall occur, H-NET shall not disclose any such information to any third party (other than its directors, officers and employees and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of DONOBI; provided that (i) H-NET may use and disclose any such information once it has been publicly disclosed (other than by H-NET in breach of its obligations under this Section) or which rightfully has come into the possession of H-NET (other than from DONOBI) and (ii) to the extent that H-NET may become complied by Legal Requirements to disclose any of such information, H-NET may disclose such information if it shall have used all reasonable efforts, and shall have afforded DONOBI the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment for the protective order, or other satisfactory assurance of confidential treatment, for the information compelling to be disclosed. In the event of termination of this Agreement, H-NET shall use all reasonable efforts to cause to be delivered to DONOBI, and retain no copies of, any documents, work papers and other materials obtained by H-NET or on its behalf from DONOBI, whether so obtained before or after the execution hereof.

     (b) Any non-public information that DONOBI may obtain from H-NET in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential and, unless and until Closing shall occur, DONOBI shall not disclose any such information to any third party (other than its directors, officers and employees, and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of H-NET; provided that (i) DONOBI may use and disclose any such information once it has been publicly disclosed (other than by DONOBI in breach of obligations under this Section) or which rightfully has come into the possession of DONOBI (other than from H-NET) and (ii) to the extent that DONOBI may become complied by Legal Requirements to disclose any of such information, DONOBI may disclose such information if it shall have used all reasonable efforts, and shall have afforded H-NET the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement, DONOBI shall use all reasonable efforts to cause to be delivered to H-NET, and retain no copies of, any documents, work papers and other materials obtained by DONOBI or on its behalf from H-NET, whether so obtained before or after the execution hereof.

     Section  5.6  Publicity.  H-NET  and  DONOBI  shall  each  consult with and
                   ---------
obtain the consent of the other before issuing any press release or making any other public disclosure concerning this Agreement or the transactions contemplated hereby unless, in the reasonable judgment of the disclosing party, a release or disclosure is required to discharge its disclosure obligations under applicable legal requirements, in which case it shall in good faith consult with the other party about the form, content and timing of such release or disclosure prior to its release of disclosure.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

     Section  6.1  Conditions to DONOBI's Obligations.  The  obligations  of
                  ----------------------------------
DONOBI to consummate the transactions contemplated by this Agreement are subject to the following conditions:

     (a) Accuracy of Representations. The representations of H-NET in this Agreement or in any Transaction Document shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except as affected by the transactions contemplated hereby.

     (b) Performance of Agreements. H-NET shall have performed all obligations and agreements and complied with all covenants in this Agreement to be performed and complied with by it at or before Closing, including delivery of accurate and complete Exhibits to this Agreement.

     (c) Officer's Certificate. DONOBI shall have received a certificate executed by an executive officer of H-NET, dated as of Closing, reasonably satisfactory in form and substance to DONOBI certifying that the conditions stated in subparagraphs (a) and (b) of this Section have been satisfied.

     (d) Legal Proceedings. There shall be no Legal Requirement, and no judgment shall have been entered and not vacated by any governmental authority of competent jurisdiction and no litigation shall be pending which restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

     (e) Consents. DONOBI shall have obtained evidence, in form and substance satisfactory to it, that there have been obtained all consents, approvals and authorizations required by this Agreement.

     (f) Legal Matters Satisfactory to DONOBI's Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related matters shall be reasonably satisfactory to and approved by DONOBI's counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     (g) Opinion of Counsel Concerning Organization and Transaction. DONOBI shall have received from counsel for H-NET, a favorable opinion addressed to DONOBI and dated as of the Closing Date, satisfactory in form and content to DONOBI, concerning the organization of H-Net and this transaction. The parties have agreed that DONOBI, at its own expense, shall retain an attorney licensed to practice law in the State of Colorado ("Colorado counsel") for the purpose of rendering an opinion under Colorado Law regarding the organization and transaction. Said counsel shall be retained for the purpose of rendering this opinion and shall be engaged as DONOBI's special counsel for this purpose only.

     Section  6.2  Conditions to H-NET's Obligations.  The obligations of  H-NET
                   ---------------------------------
to consummate the transactions contemplated by this Agreement are subject to the following conditions:

     (a) Accuracy of Representations. The representations of DONOBI in this Agreement or in any Transaction Document shall be true and accurate (in all material respects) at and as of Closing with the same effect as if they were made at and as of Closing, except as afforded by the transactions contemplated hereby.

     (b) Performance of Agreements. DONOBI shall have performed all obligations and agreements and complied with all covenants in this Agreement or in any Transaction Document to which it is a party to be performed and complied with by it, at or before Closing, including delivery of accurate and complete Exhibits to this Agreement.

     (c) Officer's Certificate. H-NET shall have received a certificate executed by an executive officer of DONOBI, dated as of Closing, reasonably satisfactory in form and substance to H-NET, certifying that the conditions stated in subparagraphs (a) and (b) of this Section have been satisfied.

     (d) Legal Proceedings. There shall be no Legal Requirement, and no judgment shall have been entered and not created by any governmental authority of competent jurisdiction and no litigation shall be pending which restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

     (e) Consents. H-NET shall have obtained evidence, in form and substance satisfactory to it, that there have been obtained all consents, approvals and authorizations required by this Agreement.

     (f) Legal Matters Satisfactory to H-NET's Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by H-NET's counsel, and such counsel shall have been furnished with such copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     (g) Opinion of Counsel Concerning Organization and Transaction. H-NET shall have received from counsel for DONOBI a favorable opinion addressed to H-NET and dated as of the Closing Date, satisfactory in form and content to H-NET, concerning this transaction under federal securities laws, and the organization of DONOBI.


                                    ARTICLE 7
                                INDEMNIFICATION

     Section  7.1  Indemnification  by DONOBI.  From and after Closing, DONOBI's
                   --------------------------
Shareholders set forth in Exhibit 7, who together with their subsidiaries, other affiliates, and immediate families, are all the holders of DONOBI Shares (the DONOBI Shareholders) all jointly and severally indemnify and hold harmless H-NET, its officers, directors, employees, agents and representatives and any person claiming by or through any of them, from and against any and all losses and related expenses arising out of or resulting from:

     (a) any representations and warranties of DONOBI in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

     (b) any failure by DONOBI to perform any of its covenants, agreements or obligations in this Agreement.

     Section  7.2  Indemnification  by H-NET.  From and after the Closing, H-NET
                   -------------------------
shall indemnify and hold harmless DONOBI, its officers, directors, agents and representatives, and any person claiming by or through any of them as the case my be, from and against any and all losses and related expenses arising out of or resulting from:

     (a) any representations and warranties of H-NET in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

     (b) any failure by H-NET to perform any of its covenants, agreements or obligations in this Agreement.

     (c) all undisclosed liabilities and obligations relating to, or arising out of activities of H-NET during periods prior to Closing.

     Section  7.3  Indemnification  of H-Net and its Officers for Reverse Split.
                   ------------------------------------------------------------
H-Net and its officers and directors have performed a 32:1 reverse stock split which was approved by the H-NET shareholders on December 22, 2003 and will be effective prior to Closing. DONOBI agrees to bind itself and the post-acquisition public entity obtained by this Agreement, jointly and severally, to indemnify, defend, and hold harmless H-Net and its officers and directors from any liability arising from or relating to the performance of the reverse stock split approved on December 22, 2003.

     Section  7.4  Indemnification Against Third Party Claims. A person claiming
                   ------------------------------------------
a right to indemnification hereunder (the "Indemnitee") shall, promptly after receiving written notice of any claim or the commencement of any Litigation with respect to any matter referred to in Sections 7.1, 7.2, or 7.3, give written notice thereof to the person from whom indemnification is sought (the "Indemnitor") and thereafter shall take reasonable steps to keep the Indemnitor informed about such claim. Failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder. If any litigation is brought against any Indemnitee, the Indemnitor shall be entitled to participate in (and at the request of the Indemnitee shall assume) the defense thereof with counsel satisfactory to Indemnitee at the Indemnitor's expense. If the Indemnitor, at the Indemnitee's request, shall assume the defense, any settlement shall, without exception, include plaintiff/claimant's release of Indemnitee from all liability with respect to such litigation, in a form satisfactory to the Indemnitee.

     Section  7.5  Time  and  Manner of Certain Claims.  The representations and
                   -----------------------------------
warranties of H-NET and DONOBI in this Agreement shall survive Closing; provided, however, that neither H-NET nor DONOBI shall have any liability under
Section 7.1 or 7.2, respectively, unless a claim is asserted by the party seeking indemnification thereunder by written notice to the party from whom indemnification is sought within three years after Closing, and such party commences litigation seeking such indemnification within 180 days following the date of such notice.

     Section  7.5  Effect  of  de  minimus  Damage  on  Indemnity  by  Principal
                   -------------------------------------------------------------
Shareholders.  The  Members  shall  have  no  indemnity  obligations  under this
------------
Article 7 unless aggregate amount payable by them under this Article 7 is in excess of $10,000.

     Section  7.6  Tax  Effect.  In  calculating amount payable to an Indemnitee
                   -----------
hereunder (i) the amount of the indemnified losses shall be reduced by the amount of any reduction in the Indemnitee's liability for taxes resulting from the facts or occurrence giving rise to the indemnified losses; and (ii) the amount of the indemnified losses shall be grossed up by the amount of any increase in liability for taxes resulting from indemnification with respect thereto.


                                    ARTICLE 8
                                  TERMINATION

     Section  8.1  Termination Events.  This Agreement may be terminated and the
                   ------------------
transactions  contemplated  hereby  may  be  abandoned:

     (a) at any time before Closing, by the mutual agreement of H-NET and DONOBI.

     (b) by either H-NET and DONOBI, if the other is in material breach or default of its respective covenants, agreements or other obligations hereunder or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate.

     Section  8.2  Effect of Termination. If this Agreement shall be terminated,
                   ---------------------
all obligations of the parties hereunder shall terminate, except for the obligations set forth in sections 5.5 and 5.6, and 9.1.


                                    ARTICLE 9
                                  MISCELLANEOUS

     Section  9.1  Expenses. Each party shall pay its own expenses incurred as a
                   --------
result  of  this  transaction.

     Section 9.1.1 DONOBI, at its own expense, shall obtain an opinion of counsel from a licensed Colorado attorney, regarding the shareholder notice and Colorado law requirements for the proposed acquisition transaction.

     Section  9.2  Waiver and Modifications. Any provision of this Agreement may
                   ------------------------
be waived at any time by the party entitled to the benefit thereof, upon the written authority of such party's Board of Directors. Any provision of this Agreement (including the exhibits) may be modified at any time prior to and after the vote of either party's Shareholders by agreement in writing approved by the Board of Directors of each party and executed in the same manner (but not necessarily by the same persons) as this Agreement, provided that such modification, after the last vote of either party's Shareholders, shall not be allowed, if in the judgment of the Board of Directors of either party, it affects materially and adversely the benefits of either party's Shareholders under this Agreement. To the extent permitted by law, the powers of the Board of Directors may be delegated by the Board (or by the Executive Committee to the extent any matter has been delegated to such Committee by the Board) to any officer or officers of such party, and any notices, consents or other action referred to in this Agreement may be given or taken by any officer so authorized.

     Section  9.3  Finder  commissions.  H-NET  and  DONOBI  each represents and
                   -------------------
warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission based on agreements, arrangements or understandings made by it with respect to the transactions contemplated by this Agreement, other than as set forth in Exhibit 3.29 or Exhibit 4.29.

     Section  9.4  Notices.  Any notice request, instruction or  other documents
                   -------
to be given hereunder by any part to another shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid,

     if  to  DONOBI,  addressed  to:

     DONOBI,  INC.
     Attn:  Bill  Wright,  President  and  CEO
     3256  Chico  Wy  NW
     Bremerton,  WA  98312
    (360)  782-4477  Telephone
    (360)  479-1383  Facsimile
     e-mail:  bwright@donobi.com

     with  a  copy  to:

     MARCUS  A.  LUNA,  Attorney  at  Law
     1000  N.  Green  Valley  Pkwy.
     PMB  #  300-137
     Henderson,  NV  89074
    (702)  335-4200  Telephone
    (702)  446-5513  Facsimile
     e-mail:  mlunaesq@yahoo.com

     if  to  H-NET,  addressed  to:

     H-NET.NET,  INC.
     Attn:  Anton  Stephens,  CEO
     23 Ida Street, Thornhill,
     Ontario, L3T 1X4, Canada
    (905) 475-8629 Facsimile
     e-mail: antons@h-net.net

     with a copy to:

     MARCUS  A.  LUNA,  Attorney  at  Law
     1000  N.  Green  Valley  Pkwy.
     PMB  #  300-137
     Henderson,  NV  89074
    (702)  335-4200  Telephone
    (702)  446-5513  Facsimile
     e-mail: mlunaesq@yahoo.com

     Section  9.5  Abandonment.  Once  this  Agreement  has been executed by all
                   -----------
parties, this Agreement may not be abandoned or terminated except as provided in
Article  8,  Termination.

     Section  9.6  Entire  Agreement.  This  Agreement  represents  the  entire
                   ----------------
agreement between the parties, and it supercedes and replaces any prior agreements. Any and all oral or written agreements concerning this transaction which are not expressed herein shall be deemed null and void.

     Section  9.7  Governing Law.  This  Agreement  shall  be  governed  by,
                   -------------
construed,  and  enforced  in accordance with the laws of the State of Colorado.

     Section  9.8  Counterparts. In order to facilitate the filing and recording
                   ------------
of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original. Copies or faxes of signatures shall be deemed to hold the same force and effect as originals for all purposes.

     IN WITNESS WHEREOF, H-NET and DONOBI, by their duly authorized officers, and the DONOBI Shareholders, have executed and delivered this Agreement effective as of the date first above written.

          H-Net.Net., Inc.

     By:  /s/  Anton Stephens
          -------------------
          Anton Stephens, President and CEO

          Donobi, Inc.

     By:  /s/ William M. Wright, III
          ---------------------------
          William M. Wright, III, President and CEO

                                  EXHIBIT LIST